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                                                                EXHIBIT 16

                         CONTINENTAL ASSURANCE COMPANY

                             SEPARATE ACCOUNT (B)


The Average Annual Total Return on an investment of $1,000 for one year, five year and ten year periods ending December 31, 1997.

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                                           1 YEAR                  5 YEARS                10 YEARS
                                     1-1-97 TO 12-31-97      1-1-93 TO 12-31-97     1-1-88 TO 12-31-97
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
LEVEL DEDUCTION CONTRACT
   FOR 403(B) PLANS
Investment                                  $1,000                  $1,000                $1,000
Less Sales Load (5%)                           (50)                    (50)                  (50)
Less Adm Exp (1%)                              (10)                    (10)                  (10)
                                            ------                  ------                ------
Net Investment                                $940                    $940                  $940
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                           ERV           $1,176.00               $2,159.56             $4,252.84
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   AVERAGE ANNUAL TOTAL RETURN               17.60%                  16.65%                15.58%
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GRADED DEDUCTION CONTRACT
   for 403(b) Plans
Investment                                  $1,000                  $1,000                $1,000
Less Sales Load (5%)                           (50)                    (50)                  (50)
                                            ------                  ------                ------
Net Investment                                $950                    $950                  $950
Contract fee @ $30/yr
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                           ERV           $1,158.51               $1,950.27             $3,610.40
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   AVERAGE ANNUAL TOTAL RETURN               15.85%                  14.29%                13.70%
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HR-10 PLANS
Investment                                  $1,000                  $1,000                $1,000
Less Sales Load (7%)                           (70)                    (70)                  (70)
Less Adm Exp (1.5%)                            (15)                    (15)                  (15)
                                            ------                  ------                ------
Net Investment                                $915                    $915                  $915
Acctg fee: $20 1st yr; $10 ea add'l yr
Accounting withdrawal fee $10
Surrender fee $20 (2%)
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                           ERV           $1,094.72               $1,570.51             $3,062.73
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   AVERAGE ANNUAL TOTAL RETURN                9.47%                   9.45%                11.84%
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

      n
P(1+T)  = ERV
P = a hypothetical initial payment of $1000
T = Average annual total return
n = numbers of years
ERV = ending redeembable value of a hypothetical $1000 payment made at the beginning of the one, five and 10-year period, at the end of the one, five, or 10-year period.